Exhibit 99.1

LifeLock Announces 2014 First Quarter Results

Record quarterly revenue of $107.6 million, up 31% year-over-year

Q1 cumulative ending members of approximately 3.22 million, up 22% year-over-year

Q1 monthly average revenue per member of $10.81, up 10% year-over-year

TEMPE, AZ (April 30, 2014) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights:

•	Revenue: Total revenue was $107.6 million for the first quarter of 2014, up 31% from $82.1 million for the first quarter of 2013. Consumer revenue was $101.0 million for the first quarter of 2014, up 34% from $75.1 million for the first quarter of 2013. Enterprise revenue was $6.6 million for the first quarter of 2014, compared with $7.0 million for the first quarter of 2013.

•	Net Income (Loss): Net loss was $5.2 million for the first quarter of 2014, compared with net loss of $4.1 million for the first quarter of 2013. Net loss per diluted share was $0.06 for the first quarter of 2014 based on 91.9 million weighted-average shares outstanding, compared with net loss per diluted share of $0.05 for the first quarter of 2013 based on 86.6 million weighted-average shares outstanding.

•	Adjusted Net Income (Loss): Adjusted net loss was $1.0 million for the first quarter of 2014, compared with an adjusted net income of $0.6 million for the first quarter of 2013. Adjusted net loss per diluted share was $0.01 for the first quarter of 2014 based on 91.9 million weighted-average shares outstanding, compared with an adjusted net income of $0.01 per diluted share for the first quarter of 2013 based on 94.6 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $0.7 million for the first quarter of 2014, compared with $1.9 million for the first quarter of 2013.

•	Cash Flow: Cash flow from operations was $18.3 million for the first quarter of 2014, leading to free cash flow of $14.4 million after taking into consideration $3.9 million of capital expenditures. This compares with cash flow from operations of $12.8 million and free cash flow of $11.5 million, after taking into consideration $1.3 million of capital expenditures, for the first quarter of 2013.

•	Balance Sheet: Total cash and marketable securities at the end of the first quarter of 2014 was $191.2 million, up from $172.6 million at the end of the fourth quarter of 2013.

“Our targeted marketing investments paid off in the first quarter, as we added the second most quarterly gross new members in the company’s history during the quarter,” said Todd Davis, LifeLock’s Chairman and CEO. “The power of our unique data assets, leading brand, and advanced technology continues to drive our growth.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2014 & Recent Business Highlights:

•	Recorded the 36th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 344,000 gross new members in the first quarter of 2014 and ended the quarter with approximately 3.22 million members.

•	Achieved a retention rate of 87.5% for the first quarter of 2014, compared with 87.2% for the first quarter of 2013.

•	Increased monthly average revenue per member to $10.81 for the first quarter of 2014 from $9.80 for the first quarter of 2013.

•	Launched a partnership with VivintTM, one of the largest home automation services provider in North America, that will provide VivintTM customers the ability to bundle their new or existing service package with LifeLock’s identity theft protection offerings.

•	Released Version 2 of the LifeLock Wallet application, expanding the functionality offered to both free users and LifeLock members.

Guidance:

As of April 30, 2014, we are initiating guidance for our second quarter of 2014 as well as updating our guidance for the full year 2014.

•	Second Quarter 2014 Guidance: Total revenue is expected to be in the range of $113 million to $114 million. Adjusted net income per share is expected to be in the range of $0.03 to $0.04 based on approximately 100 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $5 million to $6 million.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $460 million to $468 million. Adjusted net income per share is expected to be in the range of $0.44 to $0.48 based on approximately 101 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $52 million to $56 million. Free cash flow is expected to be in the range of $77 million to $82 million.

Conference Call Details:

•	What: LifeLock first quarter 2014 financial results.

•	When: Wednesday, April 30, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13579769 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13579769.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and fraud and risk solutions for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide some peace of mind for consumers amid the growing threat of identity theft. The LifeLock mobile app helps consumers manage their identity and payment cards on the go and enables LifeLock members to receive alerts and services on their digital devices. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly-owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our unique data assets, leading brand and advanced technology, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the second quarter of 2014 and for fiscal year 2014. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2013, particularly under the captions

“Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC's website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per share, adjusted EBITDA, and free cash flow. We define adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets and acquisition related expenses. Historically, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives from net income (loss) in the periods in which those items of income and expense occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will not include those items of income and expense in our calculation of net income (loss) for future periods except where it is necessary for period-over-period comparisons. We calculate adjusted net income (loss) per share by dividing our adjusted net income (loss) by the weighted-average diluted shares outstanding. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, other income (expense), income taxes, acquisition related expenses, and share-based compensation. Historically, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives from adjusted EBITDA in the periods in which those items of income and expense occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will not include those items of income and expense in our calculation of adjusted EBITDA for future periods except where it is necessary for period-over-period comparisons. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Kelley Bonsall

Media@lifelock.com

415-767-7749

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

Supplemental Financial Information

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue
Consumer revenue	$100,995	$75,094
Enterprise revenue	6,591	7,001

Total revenue	107,586	82,095
Cost of services	30,067	23,804

Gross profit	77,519	58,291
Costs and expenses:
Sales and marketing	56,847	41,793
Technology and development	13,148	9,024
General and administrative	13,972	9,424
Amortization of acquired intangible assets	2,231	1,966

Total costs and expenses	86,198	62,207

Loss from operations	(8,679)	(3,916)
Other income (expense):
Interest expense	(87)	(67)
Interest income	60	20
Other	(11)	(4)

Total other income (expense)	(38)	(51)

Loss before provision for income taxes	(8,717)	(3,967)
Income tax (benefit) expense	(3,548)	150

Net loss	$(5,169)	$(4,117)

Net loss attributable per share to common stockholders:
Basic	$(0.06)	$(0.05)
Diluted	$(0.06)	$(0.05)
Weighted-average common shares outstanding:
Basic	91,903	86,640
Diluted	91,903	86,640

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$143,702	$123,911
Marketable securities	47,522	48,688
Trade and other receivables, net	10,601	10,906
Deferred tax asset, net	16,668	13,117
Prepaid expenses and other current assets	9,777	6,961

Total current assets	228,270	203,583
Property and equipment, net	18,064	16,504
Goodwill	158,152	158,152
Intangible assets, net	44,982	47,213
Deferred tax asset, net – non-current	35,986	35,986
Other non-current assets	1,561	1,812

Total assets	$487,015	$463,250

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,493	$2,422
Accrued expenses and other liabilities	34,067	34,926
Deferred revenue	136,319	119,106

Total current liabilities	174,879	156,454
Other non-current liabilities	5,411	4,640

Total liabilities	180,290	161,094
Commitments and contingencies
Stockholders’ deficit:
Common stock	92	91
Additional paid-in capital	479,365	469,636
Accumulated other comprehensive loss	(10)	(18)
Accumulated deficit	(172,722)	(167,553)

Total stockholders’ equity	306,725	302,156

Total liabilities and stockholders’ deficit	$487,015	$463,250

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(5,169)	$(4,117)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,861	3,071
Share-based compensation	5,475	2,724
Provision for doubtful accounts	272	43
Accretion of marketable securities	366	—
Deferred income tax (benefit) expense	(3,551)	—
Other	7	4
Change in operating assets and liabilities:
Trade and other receivables	(305)	(239)
Prepaid expenses and other current assets	(2,816)	(2,720)
Other non-current assets	251	313
Accounts payable	2,776	225
Accrued expenses and other liabilities	(835)	1,048
Deferred revenue	17,213	12,477
Other non-current liabilities	771	(34)

Net cash provided by operating activities	18,316	12,795

Investing activities
Acquisition of property and equipment	(3,927)	(1,285)
Purchases of marketable securities	(5,797)	—
Sales and maturities of marketable securities	6,921	—

Net cash used in investing activities	(2,803)	(1,285)

Financing activities
Proceeds from:
Stock based compensation plans	4,432	36
Payments for:
Employee tax withholdings related to restricted stock units	(154)	—
Debt issuance costs	—	(440)

Net cash provided by (used in) financing activities	4,278	(404)

Net increase in cash and cash equivalents	19,791	11,106
Cash and cash equivalents at beginning of period	123,911	134,197

Cash and cash equivalents at end of period	$143,702	$145,303

Share Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cost of services	$343	$206
Sales and marketing	894	333
Technology and development	1,973	515
General and administrative	2,265	1,670

Total share-based compensation expense	$5,475	$2,724

Key Financial and Operating Metrics

(in thousands, except percentages and per member data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue
Consumer revenue	$100,995	$75,094
Enterprise revenue	6,591	7,001

Total revenue	107,586	82,095
Adjusted net income (loss)	(1,014)	573
Adjusted EBITDA	657	1,879
Free cash flow	14,389	11,510
Cumulative ending members	3,221	2,636
Gross new members	344	249
Member retention rate	87.5%	87.2%
Average cost of acquisition per member	$156	$156
Monthly average revenue per member	$10.81	$9.80
Enterprise transactions	52,709	58,483

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$77,519	$58,291
Share-based compensation	343	206

Adjusted gross profit	$77,862	$58,497

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$56,847	$41,793
Share-based compensation	(894)	(333)

Adjusted sales and marketing expenses	$55,953	$41,460

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$13,148	$9,024
Share-based compensation	(1,973)	(515)

Adjusted technology and development expenses	$11,175	$8,509

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expense	$13,972	$9,424
Share-based compensation	(2,265)	(1,670)

Adjusted general and administrative expense	$11,707	$7,754

Reconciliation of Loss from Operations to Adjusted Income (Loss) from Operations
Loss from operations	$(8,679)	$(3,916)
Share-based compensation	5,475	2,724
Amortization of acquired intangible assets	2,231	1,966

Adjusted income (loss) from operations	$(973)	$774

Reconciliation of Net Loss to Adjusted Net Income (Loss)
Net loss	$(5,169)	$(4,117)
Amortization of acquired intangible assets	2,231	1,966
Deferred income tax benefit	(3,551)	—
Share-based compensation	5,475	2,724

Adjusted net income (loss)	$(1,014)	$573

	Three Months Ended March 31,
	2014	2013
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	91,903	86,640
Dilutive securities excluded due to net loss available for distribution	—	7,940

Adjusted diluted shares	91,903	94,580

Reconciliation of Net Loss per Diluted Share to Adjusted Net Income (Loss) per Diluted Share
Net loss per diluted share	$(0.06)	$(0.05)
Adjustments to net income	0.05	0.06
Adjustments to diluted shares	—	—

Adjusted net income (loss) per share	$(0.01)	$0.01

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(5,169)	$(4,117)
Depreciation and amortization	3,861	3,071
Interest expense	87	67
Interest income	(60)	(20)
Other income and expense	11	4
Income tax (benefit) expense	(3,548)	150
Share-based compensation	5,475	2,724

Adjusted EBITDA	$657	$1,879

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$18,316	$12,795
Acquisitions of property and equipment	(3,927)	(1,285)

Free cash flow	$14,389	$11,510